Exhibit 99.1

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES EARLY TENDER RESULTS FOR ITS JUNIOR-PRIORITY SECURED NOTES DUE 2023

FRANKLIN, Tenn. (February 2, 2021) – Community Health Systems, Inc. (the “Company”) (NYSE: CYH) announced today the early tender results of the previously announced cash tender offer (the “Tender Offer”) by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), to purchase for cash any and all of the Issuer’s outstanding Junior-Priority Secured Notes due 2023 (the “2023 Junior-Priority Secured Notes”), on the terms and subject to the conditions set forth in the Issuer’s Offer to Purchase Statement, dated January 19, 2021, as amended (the “Offer to Purchase”).

According to Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, as of 5:00 p.m., New York City time, on February 1, 2021 (the “Early Tender Deadline”), $132,925,000 aggregate principal amount, or approximately 7.52%, of the outstanding 2023 Junior-Priority Secured Notes were validly tendered and not validly withdrawn. All of the 2023 Junior-Priority Secured Notes validly tendered and not validly withdrawn by the Early Tender Deadline were accepted for purchase by the Issuer.

The table below identifies the aggregate principal amount of 2023 Junior-Priority Secured Notes validly tendered (and not validly withdrawn) as of the Early Tender Deadline and accepted for purchase by the Issuer and the aggregate principal amount of 2023 Junior-Priority Secured Notes that will remain outstanding on the Early Payment Date (as defined below).

CUSIP No.	Title of Security	Aggregate Principal Amount Outstanding(1)	Aggregate Principal Amount Tendered as of the Early Tender Deadline and Accepted for Purchase	Aggregate Principal Amount Remaining Outstanding
12543D AZ3 U17127AH1	Junior-Priority Secured Notes due 2023	$1,768,697,000	$132,925,000	$1,635,772,000

(1)	Aggregate principal amount outstanding for the 2023 Junior-Priority Secured Notes as of January 19, 2021.

The settlement date for 2023 Junior-Priority Secured Notes accepted for purchase as of the Early Tender Deadline is expected to occur on February 2, 2021 (the “Early Payment Date”). The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on February 16, 2021, unless extended or earlier terminated by the Issuer. The withdrawal deadline for the Tender Offer was 5:00 p.m., New York City time, on February 1, 2021 and has not been extended. Accordingly, previously tendered 2023 Junior-Priority Secured Notes may not be withdrawn, subject to applicable law.

The Tender Offer is subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase. The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and remain unchanged.

As previously disclosed, on January 19, 2021, the Issuer delivered to the trustee for delivery to the holders of 2023 Junior-Priority Secured Notes a conditional notice of redemption to redeem on February 4, 2021 (the “Redemption Date”) all of the 2023 Junior-Priority Secured Notes then outstanding at a redemption price equal to 107.406% of the principal amount of the 2023 Junior-Priority Secured Notes plus accrued and unpaid interest to, but not including, the Redemption Date.

The Issuer has retained Credit Suisse Securities (USA) LLC to act as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Copies of the Tender Offer documents and other related documents may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, at (866) 470-3800 (toll free) or (212) 430-3774 (collect), or by email at contact@gbsc-usa.com.

-MORE-

CYH Announces Early Tender Results for its Junior-Priority Secured Notes Due 2023

February 2, 2021

The Tender Offer is being made solely by means of the Tender Offer documents. Under no circumstances shall this press release constitute an offer to purchase or sell or the solicitation of an offer to purchase or sell the 2023 Junior-Priority Secured Notes or any other securities of the Issuer or any other person, nor shall there be any offer or sale of any 2023 Junior-Priority Secured Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2023 Junior-Priority Secured Notes. No recommendation is made as to whether holders of the 2023 Junior-Priority Secured Notes should tender their 2023 Junior-Priority Secured Notes.

Forward-Looking Statements

This press release may include information that could constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risk and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contacts: Kevin J. Hammons, 615-465 7000 Executive Vice President and Chief Financial Officer or Ross W. Comeaux, 615-465-7012 Vice President – Investor Relations	Media Contact: Tomi Galin, 615-628-6607 Senior Vice President, Corporate Communications, Marketing and Public Affairs

-END-